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                                                                   Exhibit 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP

   We consent to the use in this Amendment No. 1 to the Registration Statement of NetIQ Corporation on Form S-4 of our report dated July 9, 1999 (August 4, 1999 as to Note 13), appearing in the proxy statement/prospectus, which is part of this Registration Statement, and of our report dated July 9, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

April 3, 2000